Exhibit 10.3

STOCK PURCHASE WARRANT AGREEMENT

This STOCK PURCHASE WARRANT AGREEMENT, dated as of October 13, 2010 (the “Effective Date”) is entered into by and between International Star, Inc., a Nevada corporation with its principal office located in Shreveport, Louisiana (the “Company”), and Beaird Operating Companies, LLC, a Louisiana limited liability company with its principal office located in Shreveport, Louisiana (“Grantee”).

The Company hereby grants to Grantee 20,000,000 warrants (each a “Warrant” and, collectively, the “Warrants”) to purchase shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to the following terms and conditions:

1.           Shares Issuable Per Warrant.  Each Warrant shall entitle the Grantee to purchase one share of Common Stock under the terms and conditions of this Agreement.

2.           Exercise Price.  The exercise price per share of the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) shall be $0.01 per share (the “Exercise Price”).

3.           Exercisability of Warrant; Termination of Warrant.  Subject to the provisions of this Section 3, each Warrant shall be exercisable by Grantee commencing on the date of issuance of such Warrant and expiring on the later of the second anniversary of the date of issuance, as provided on the warrant certificate evidencing the Warrants, or the date that the outstanding principal balance owed by the Company to Grantee pursuant to the $200,000 debt financing provided by Grantee to the Company on or about the date hereof, excluding any liquidation preference amount (the “Outstanding Debt”), has been paid in full (the “Expiration Date”), subject to the following provisions:

(a)           All issued but unexercised Warrants shall continue to be fully exercisable in accordance with the provisions herein, subject to the Company’s right to cancel provided in paragraph (b), if:

(i)           there occurs any corporate transaction (which shall include a series of corporate transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least a majority of the voting stock of the Company immediately after a (a) reorganization, (b) consolidation, (c) merger, (d) liquidation or (e) a similar corporate transaction;

(ii)          the shareholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

(iii)         the shareholders of the Company approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

(b)           Right to Cancel.  The Company reserves the right to cancel the Warrants prior to the Expiration Date, after a period of one year has elapsed from the date of issuance of the Warrants and upon 15 days written notice to Grantee, if the closing price of the Company’s Common Stock is an amount equal to or exceeding $0.20 per share for a period of 20 consecutive trading days; provided that the Outstanding Debt has been paid in full on or before the date of such cancellation.

4.           Non-Transferability.  The Warrants shall not be given, granted, sold, exchanged, transferred, pledged, encumbered, assigned or otherwise disposed of by the Grantee without the prior written consent of the Company and subject to such transferree’s execution of a Stock Purchase Warrant Agreement with the Company.  The Warrants shall not be exercisable by any person other than a duly authorized officer of the Grantee.

5.           Method of Exercise.  Grantee shall notify the Company by written notice, in the form of the Notice of Exercise attached hereto (Attachment A), executed by a duly authorized officer of the Grantee and delivered to the Company’s principal office, attention:  Secretary.

(a)           Payment for the Warrant Shares must accompany the Notice of Exercise and shall be made by:

(i)           Grantee’s check payable to International Star, Inc. or wire transfer in full payment of the Exercise Price times the number of Warrant Shares purchased (the “Total Exercise Price”); or

(ii)          Grantee’s written acknowledgment in a form satisfactory to the Company of the reduction in principal amount of any Outstanding Debt owed by the Company to Grantee at the time of exercise equal to the Total Exercise Price (or such portion thereof as designated by Grantee), and if such reduction results in the Outstanding Debt being fully satisfied, surrender of any promissory note evidencing such Outstanding Debt; or

(iii)         any combination of (i) and (ii).

(b)           As soon as practicable after (i) the Company has received the Notice of Exercise and the accompanying payment of the Total Exercise Price or written acknowledgment of debt reduction as described in Section 5(a) and, if applicable, surrender of the promissory note, and (ii) Grantee’s check or wire transfer, if applicable, has been paid, the Company shall instruct its transfer agent to issue to Grantee a certificate or certificates evidencing the Warrant Shares purchased by Grantee hereunder.

6.           Securities Laws.  Grantee acknowledges and understands that the sale of the Warrant Shares will not be registered under federal or state securities laws and such shares will be sold only under exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and from the securities laws of the state in which the Grantee resides; and therefore, that the transfer of the Warrant Shares will be restricted, except to the extent that the Warrant Shares may be subsequently registered for resale pursuant to Section 11 hereof.

7.           Restriction on Exercise.  As a condition to the exercise of any Warrant, the Company may require the person exercising the Warrant to make any representation and warranty to the Company as may be required by any applicable law or regulation.

8.           No Fractional Shares.  No fractional shares of Common Stock will be issued upon exercise of the Warrants, but the Company shall pay to Grantee the cash value of any fraction of a Warrant Share to which Grantee is entitled upon the exercise of one or more Warrants.

9.           Adjustment of Warrant Shares.  If at any time prior to the expiration or exercise in full of the Warrants, there shall be any increase or decrease in the number of issued and outstanding shares of the Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of the Common Stock, then the number of Warrant Shares subject to the Warrants shall be proportionately adjusted for any such change in the stock structure of the Company.

Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversions of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Warrant Shares that remain unexercised under the Warrants.

Without limiting the generality of the foregoing, the existence of unexercised Warrant Shares under the Warrants shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Warrant Shares issuable upon exercise of the Warrant; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

10.           No Rights as Stockholder.  The Grantee shall have no rights as a stockholder of the Company with respect to any Warrant Shares as to which Warrants have not been exercised and payment of the Total Exercise Price has not been made therefor as herein provided.

11.           Registration Rights.

(a)           Right to Include Registrable Shares.  If the Company at any time after the Effective Date proposes to register shares of its Common Stock (or any security which is convertible into or exchangeable or exercisable for Common Stock) under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, it will, at each such time, give prompt written notice to Grantee of its intention to do so and of Grantee’s rights under this Section 11(a).  Upon the written request of Grantee made within 20 days after the receipt of any such notice (which request shall specify such Warrant Shares and such other shares of Common Stock intended to be disposed of by Grantee (the “Registrable Shares”)), the Company will, as expeditiously as practicable, use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Shares; provided that (i) if, after giving written notice of its intention to register shares of its Common Stock and prior to the effective date of the filing of the registration statement, the Company determines not to proceed with the proposed registration, the Company may, at its election, give written notice of such determination to Grantee and, thereupon, shall be relieved of its obligation to register the Registrable Shares (but the Company shall not be relieved of its obligation to pay any expenses related to the proposed registration and its dismissal), and (ii) if such registration involved an underwritten offering, Grantee must sell its Registrable Shares to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.  If a registration requested pursuant to this paragraph involves an underwritten public offering, Grantee may elect, in writing prior to the effective date of the registration statement, not to register such securities in connection with such registration.

(b)           Expenses.  The Company will pay any and all expenses related to performance of or compliance with this section, including, without limitation, registration and filing fees, all printing fees, any fees related to listing the shares on an exchange, attorneys’ fees, accounting fees, underwriters’ fees, travel or “road show” expenses and other reasonable out-of-pocket expenses of Grantee, excluding attorneys’ fees and expenses of any separate counsel obtained by Grantee.

(c)           Priority in Piggyback Registrations.  If a registration pursuant to Section 11(a) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have a materially adverse effect on the price, timing or distribution of the securities offered in such offering as contemplated by the Company (other than the Registrable Shares), then the Company will include in such registration (i) first, 100% of the securities the Company proposes to sell, (ii) second, to the extent that the number of shares requested to be included in the registration (including shares requested by holders of shares other than Grantee) may be sold, in the opinion of the underwriters, without having a materially adverse effect, those shares may be allocated pro rata among all holders.

(d)           Additional Rights.  If the Company at any time grants to any other holders of Common Stock any rights to request the Company to effect the registration under the Securities Act of any shares of Common Stock on terms more favorable to such holders than the terms set forth in this Section 11, the terms of this Section 11 shall be deemed amended or supplemented to the extent necessary to provide Grantee such more favorable rights and benefits.

(e)           Covenants of the Company.  The company agrees that, in connection with an offering of the Company’s securities, including the Registrable Shares, the Company will use its reasonable best efforts in all aspects of the offering.

(f)           Covenants of the Grantee.  Grantee agrees that, in connection with an offering of the Company’s securities, including the Registrable Shares, Grantee (i) will furnish all information reasonably requested by the Company as related to the offering and (ii) will not effect any sale, disposition or distribution of the Registrable Shares (other than those included in the registration) without the prior written consent of the managing underwriter from such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

12.           Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and Grantee.

13.           Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

14.           Notices.  All notices or other communications hereunder shall be in writing and shall be faxed, hand delivered or mailed, postage prepaid, as follows:

(a)           if to the Company, to:                          International Star, Inc.
1818 Marshall Street
P.O. Box 7202
Shreveport, LA 71137
Attn:  Secretary

(b)           if to Grantee, to:                                    Beaird Operating Companies, LLC
330 Marshall Street, Suite 1112
Shreveport, LA 71101

All such notices and communications shall be deemed to have been given or made (a) when delivered by hand, (b) five business days after being deposited in the mail, postage prepaid, or (c) when faxed, receipt acknowledged.

15.           Headings.  Any headings provided in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the terms of this Agreement.

16.           Severability.  In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

17.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

18.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Louisiana.

IN WITNESS WHEREOF, this Agreement has been executed by the Company and Grantee as of the date first written above.

INTERNATIONAL STAR, INC. By: /s/ Sterling M. Redfern Name: Sterling M. Redfern Title: President BEAIRD OPERATING COMPANIES, LLC By: /s/ J. B. Beaird Name: J. B. Beaird Title: Manager

ATTACHMENT A

NOTICE OF EXERCISE

To:          International Star, Inc.
P.O. Box 7202
Shreveport, LA  71137
Attn:  Secretary

Beaird Operating Companies, LLC (“Grantee”) hereby irrevocably elects to purchase _____________ shares (the “Shares”) of Common Stock of International Star, Inc., a Nevada corporation (the “Company”), pursuant to the terms of exercise of the attached Warrant(s) (Certificate No(s). ________________________________) and hereby makes payment of $____________ as payment in full therefor in the form of (check all that apply):

____	check tendered herewith payable to International Star, Inc.

____	concurrent wire transfer to the account of International Star, Inc.

____	written acknowledgment of reduction of the Outstanding Debt in the amount of $____________ (a copy of which is attached hereto).

Grantee hereby requests that a stock certificate or stock certificates representing the Shares be issued to Grantee in the name specified below.

Grantee hereby represents and warrants that:  (i) the Shares are being acquired for the account of Grantee for investment and not with a view to or for resale or in connection with the distribution thereof; (ii) Grantee has no present intention of distributing or reselling such Shares; (iii) Grantee is knowledgeable about the Company, its business, its financial condition and its competitors and has had the opportunity to obtain such additional information about the Company as Grantee deems necessary in order to make an informed investment decision; (iv) Grantee has the required degree of knowledge and experience in financial and business matters, including making investment decisions of this type, that enables Grantee to utilize the information made available to Grantee, to evaluate the risks of the prospective investment and to make an informed investment decision; and (v) all representations of Grantee set forth in the Stock Purchase Warrant Agreement between the Company and Grantee with respect to the attached Warrant(s) are true and correct as of the date hereof.

Date:
Name: Title:

 INSTRUCTIONS FOR ISSUANCE OF STOCK AND CORPORATE RECORDS

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Address:	____________________________________________________ ____________________________________________________

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